UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024

ZEROFOX HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39722	98-1557361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1834 S. Charles Street Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 936-9369

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ZFOX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZFOXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 6, 2024, ZeroFox Holdings, Inc. (“ZeroFox” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ZI Intermediate II, Inc., a Delaware corporation (“Parent”) and HI Optimus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of Haveli Investments Software Fund I, L.P., a private equity fund managed by Haveli Investments L.P. (together with its affiliated funds, the “Haveli Funds”).

Subject to the terms and conditions of the Merger Agreement, each share of common stock of the Company, par value $0.0001 per share (“Common Stock”) that is issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Common Stock (a) owned immediately prior to the Effective Time by Parent, Merger Sub or the Company or any of their subsidiaries, (b) owned by Company stockholders who have properly and validly perfected their appraisal rights under Delaware law with respect to such shares, or (c) subject to certain vesting conditions) will, at the Effective Time, be cancelled and automatically converted into the right to receive $1.14 in cash (the “Merger Consideration”), without interest and subject to applicable withholding taxes.

At the Effective Time, certain outstanding publicly held and private placement warrants will cease to represent the right to purchase shares of Common Stock and instead represent the right, upon exercise, to receive the Merger Consideration, provided that if holders properly exercise their warrants within 30 days following the public disclosure of the closing of the Merger by the Company pursuant to a current report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”), the exercise price of their warrants shall be adjusted as provided in the warrant agreement governing such warrants.

The Company’s Board of Directors (the “Board”), acting upon the unanimous recommendation of a special committee of the Board, has unanimously approved the Merger Agreement and the transactions contemplated thereby and resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

If the Merger is consummated, the Company’s Common Stock will be delisted from The Nasdaq Stock Market LLC and deregistered under the Securities Exchange Act of 1934, as amended.

Treatment of Company Equity Awards

Pursuant to the Merger Agreement, at the Effective Time, each option to purchase shares of Common Stock that is vested and that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be deemed exercised on a cashless basis and exchanged for the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such vested stock option, by (y) the total number of shares of Common Stock underlying such vested stock option. Each option to purchase shares of Common Stock that is not vested and is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such unvested stock option, by (y) the total number of shares of Common Stock underlying such unvested stock option, which resulting amount will vest and become payable at the same time that the unvested stock option from which such resulting amount was converted would have vested and been payable pursuant to its terms, and will otherwise remain subject to substantially the same terms and conditions as were applicable to such option immediately prior to the Effective Time. All options with a per share exercise price equal to or greater than the Merger Consideration will be cancelled for no consideration.

Pursuant to the Merger Agreement, at the Effective Time, each restricted stock unit award that is either held by a non-employee member of the Board or vested in accordance with its terms as of the Effective Time will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the total number of shares of Common Stock underlying such restricted stock unit award, by (y) the Merger Consideration. Each restricted stock unit award that is not vested and is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the total number of shares of Common Stock underlying such restricted stock unit award, by (y) the Merger Consideration, which resulting amount will vest and become payable at the same time that the unvested restricted stock unit award from which such resulting amount was converted would have vested and been payable pursuant to its terms, and will otherwise remain subject to substantially the same terms and conditions as were applicable to such award immediately prior to the Effective Time.

Closing Conditions

The completion of the Merger is subject to the satisfaction of certain mutual closing conditions, including (1) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock (the “Company Stockholder Approval”), (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain foreign regulatory approvals, and (3) the absence of any order, injunction or law prohibiting the Merger. The obligation of each party to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (subject to certain customary materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement, and the obligation of Parent to consummate the Merger is additionally conditioned on there not having occurred a material adverse effect on the Company since the execution of the Merger Agreement that is continuing. The consummation of the Merger is not subject to any financing condition. Subject to the satisfaction or waiver of such closing conditions, the parties expect the transaction to close in the first half of 2024.

Termination and Fees

The Merger Agreement contains termination rights for each of the Company and Parent, including, among others, (1) if the consummation of the Merger does not occur on or before August 6, 2024 (subject to extension to November 6, 2024 under specified circumstances) (the “End Date”), (2) if the Company Stockholder Approval is not obtained following the meeting of the Company’s stockholders for purposes of obtaining such Company Stockholder Approval, and (3) subject to certain conditions, (a) by Parent, if the Board changes its recommendation in favor of the Merger or (b) by the Company, if the Company terminates the Merger Agreement to concurrently enter into a definitive agreement providing for a Superior Proposal (as defined in the Merger Agreement). The Company and Parent also may terminate the Merger Agreement by mutual written consent.

The Company is required to pay Parent a termination fee of $5,261,750 in cash if the Merger Agreement is terminated under specified circumstances if (1) Parent terminates the Merger Agreement in the event that the Board changes its recommendation in favor of the Merger, (2) the Company terminates the Merger Agreement to concurrently enter into a definitive agreement providing for a Superior Proposal or (3) (a) an Alternative Acquisition Proposal (as defined in the Merger Agreement) is publicly proposed or disclosed, (b) (x) the Merger Agreement is terminated as a result of the Company Stockholder Approval not being obtained following the meeting of the Company’s stockholders for purposes of obtaining such Company Stockholder Approval, (y) Parent terminates the Merger Agreement due to the fact that Company has breached its obligations or representations and warranties under the Merger Agreement if such breach would result in a failure of certain conditions to the Merger and such breach is not cured or curable, or (z) the Merger Agreement is terminated because the Merger has not been completed by the End Date and at the time of such termination the Merger Agreement could have validly terminated for the reasons described in clauses (x) or (y) above and (c) concurrently or within twelve months after such termination, the Company shall have consummated an Alternative Acquisition Proposal (subject to certain modifications of this definition as provided in the Merger Agreement) or entered into a definitive agreement providing for such an Alternative Acquisition Proposal. The Merger Agreement also provides that a reverse termination fee of $10.0 million will be payable by Parent to the Company if the Merger Agreement is terminated under specified circumstances if (1) the Company terminates the Merger Agreement due to the fact that Parent or Merger Sub has breached their obligations or representations and warranties under the Merger Agreement if such breach would result in a failure of certain conditions to the Merger and such breach is not cured or curable, (2) Parent fails to consummate the Merger following satisfaction or waiver of certain closing conditions and the Company’s irrevocable confirmation that it is ready, willing and able to consummate the closing or (3) Parent terminates the Merger Agreement because the Merger has not been completed by the End Date and at the time of such termination the Company could have validly terminated the Merger Agreement for the reasons described in clauses (1) or (2) above. The Merger Agreement also provides that either party may seek to compel the other party to specifically perform its obligations under the Merger Agreement.

Financing

Parent has obtained equity financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. Certain of the Haveli Funds have committed to make equity contributions to Parent at the closing of the Merger on the terms and subject to the conditions set forth in an equity commitment letter. In addition, certain of the Haveli Funds have guaranteed payment of the termination fee payable by Parent as well as certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, under certain circumstances, subject to the terms and conditions set forth in the Merger Agreement and a limited guarantee provided by the applicable Haveli Funds to the Company.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties of the Company, Parent and Merger Sub, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, Parent and Merger Sub, including covenants relating to the Company conducting its and its subsidiaries’ business in the ordinary course, preserving its business organization intact, maintaining existing business relationships and refraining from taking certain actions without Parent’s consent, subject to certain exceptions. The Company, Parent and Merger Sub also agreed to use their respective reasonable best efforts to cause the Merger to be consummated. In addition, the Company has agreed that, subject to certain exceptions, the Board will not change, modify or withdraw its recommendation that the Company’s stockholders vote to adopt the Merger Agreement and approve the Merger.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time or the termination of the Merger Agreement, the Company will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, provide non-public information to third parties and engage in discussions or enter into agreements with third parties regarding alternative acquisition proposals, subject to customary exceptions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The copy of the Merger Agreement and the foregoing description have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the Merger Agreement as of the specific dates therein, were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in other filings that the Company will make with the SEC.

Voting Agreements

In connection with the execution of the Merger Agreement, on February 6, 2024, James C. Foster, ZeroFox’s Chief Executive Officer and Chairman of the Board, and all other members of the Board (the “Subject

Stockholders”), solely in their capacity as stockholders of the Company, entered into voting and support agreements (each, a “Voting Agreement”) with Parent. The Subject Stockholders collectively hold approximately 9.1% of the outstanding Common Stock. Pursuant to the Voting Agreements, each Subject Stockholder has agreed to vote or cause to be voted all shares of Common Stock owned or subsequently acquired by such Subject Stockholder in favor of the adoption of the Merger Agreement and the transactions contemplated thereby and against any alternative proposal to acquire the Company or actions that would impede, interfere with, delay, discourage, adversely affect, frustrate, prevent or nullify the Merger Agreement or the Merger. The Voting Agreements also contain certain restrictions on the transfer of shares of Common Stock by the Subject Stockholders. The Voting Agreements terminate upon the earlier of the Effective Time, the termination of the Merger Agreement in accordance with its terms, upon mutual agreement of Parent and a Subject Stockholder, and certain other events.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of voting and support agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Note Repurchase Agreements

On February 6, 2024, the Company and funds managed by Monarch Alternative Capital LP (collectively, the “Noteholders”) entered into note repurchase agreements (the “Note Repurchase Agreements”) pursuant to which the Noteholders have agreed to sell and the Company has agreed to repurchase substantially concurrent with the Merger an aggregate principal amount of approximately $135.0 million of the Company’s 7.00%/8.75% Convertible Senior Cash/PIK Toggle Notes (the “Notes”) and any additional Notes acquired by the Noteholders at a purchase price equal to the entire aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, thereon to, but excluding, the repurchase date. The Notes were issued under the indenture dated as of August 3, 2022, by and between the Company and Wilmington Trust, National Association, as trustee.

The foregoing description of the Note Repurchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of note repurchase agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in the disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Note Repurchase Agreements” is incorporated herein by reference.

Item 8.01	Other Events.

On February 6, 2024 ZeroFox and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving ZeroFox. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, ZeroFox plans to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) relating to a special meeting of its stockholders and may file other documents with the SEC relating to the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that ZeroFox may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF ZEROFOX ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at a stockholder meeting of ZeroFox to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement. Investors and security holders will be able to obtain the Proxy Statement and other documents ZeroFox files with the SEC (when available) free of charge at the SEC’s website (http://www.sec.gov) or at ZeroFox’s investor relations website (https://ir.zerofox.com/) or by e-mailing ZeroFox from https://ir.zerofox.com/resources/investor-contacts.

Participants in the Solicitation

ZeroFox and its directors and executive officers may be deemed to be participants in the solicitation of proxies from ZeroFox’s stockholders in connection with the proposed transaction. Information regarding ZeroFox’s directors and executive officers and their ownership of ZeroFox’s common stock is set forth in the definitive proxy statement for ZeroFox’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on May 15, 2023. To the extent the holdings of ZeroFox’s securities by ZeroFox’s directors and executive officers have changed since the amounts set forth in ZeroFox’s proxy statement for ZeroFox’s 2023 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements regarding the proposed transaction, including the anticipated timing of closing of the transaction. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the ability of ZeroFox to meet expectations regarding the timing and completion of the proposed transaction; the possibility that the conditions to the closing of the proposed transaction are not satisfied, including the risk that the required regulatory approvals are not obtained or that ZeroFox’s stockholders do not approve the proposed transaction; the occurrence of any event, change or other circumstances that could result in the Merger Agreement being terminated or the proposed transaction not being completed on the terms reflected in the Merger Agreement, or at all; the risk that the Merger Agreement may be terminated in circumstances that require us to pay a termination fee; potential litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have adverse effects on the market price of ZeroFox’s common stock; the ability of each party to consummate the proposed transaction; risks related to the possible disruption of management’s attention from ZeroFox’s ongoing business operations due to the proposed transaction; the effect of the announcement of the proposed transaction on the ability of ZeroFox to retain and hire key personnel and maintain relationships with customers and business partners; the risk of unexpected costs or expenses resulting from the proposed transaction; and other risks and uncertainties detailed in the periodic reports that ZeroFox files with the SEC, including ZeroFox’s Annual Report on Form 10-K filed with the SEC on March 30, 2023, as updated by its subsequent Quarterly Reports on Form 10-Q. If any of these risks or uncertainties materialize, or if any of ZeroFox’s assumptions prove incorrect, ZeroFox’s actual results could differ materially from the results expressed or implied by these forward-looking statements. In addition, other unpredictable or unknown factors not discussed in this document could also have material adverse effects on forward-looking statements. All forward-looking statements in this Current Report on Form 8-K are based on information available to ZeroFox as of the date of this Current Report on Form 8-K, and ZeroFox does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of February 6, 2024, by and among ZeroFox Holdings, Inc., ZI Intermediate II, Inc., and HI Optimus Merger Sub, Inc.*

10.1	Form of Voting and Support Agreement, dated as of February 6, 2024, by and between the Parent and each of the Subject Stockholders

10.2	Form of Note Repurchase Agreement, dated as of February 6, 2024, by and between ZeroFox Holdings, Inc. and each of the Noteholders

99.1	Press release, dated February 6, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEROFOX HOLDINGS, INC.

Date: February 6, 2024	By:	/s/ Timothy S. Bender
Name: Timothy S. Bender Title: Chief Financial Officer